EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112425) and of Form S-8 (No.’s 33-43105, 33-51954, 333-36633, 333-36661, 333-36725, 333-46974, 333-65120 and 333-118700) of The Bon-Ton Stores, Inc. of our report dated September 30, 2005, relating to the financial statements of the Northern Department Store Group, which appear in the current report on Form 8-K/A of the Bon-Ton Stores, Inc. dated April 11, 2006.
PricewaterhouseCoopers LLP
Birmingham, Alabama
April 11, 2006